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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: SEPTEMBER 18, 2003

                        Commission File Number 333-88577

                        NORTHERN BORDER PIPELINE COMPANY
             (Exact name of registrant as specified in its charter)





                TEXAS                                       74-2684967
    (State or other jurisdiction                         (I.R.S. Employer
          of incorporation)                             Identification No.)



          13710 FNB PARKWAY                                 68154-5200
           OMAHA, NEBRASKA                                  (Zip Code)
    (Address of principal executive
              offices)




                         TELEPHONE NUMBER (402) 492-7300
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS AND REGULATION FD

            Northern Border Partners, L.P. owns a 70% general partner interest in us and TC PipeLines, LP owns the remaining 30%. Northern Plains Natural Gas Company ("Northern Plains") and Pan Border Gas Company ("Pan Border"), subsidiaries of Enron Corp. ("Enron"), are two of the general partners of Northern Border Partners, L.P. Northern Plains is also the operator of our pipeline system. On June 25, 2003, Enron announced the organization of CrossCountry Energy Corp., a newly formed holding company that will hold, among other things, Enron's ownership interests in Northern Plains and Pan Border. Enron also announced it had filed a motion with the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") to approve the proposed transfer of those ownership interests to CrossCountry Energy Corp. The Bankruptcy Court has not issued an order on this motion.

            On September 18, 2003, Enron announced that Enron and its debtor-in-possession subsidiaries (collectively with Enron, the "Debtors") filed their proposed amended joint Chapter 11 plan (the "Plan") and related disclosure statement (the "Disclosure Statement") with the Bankruptcy Court which amended the Plan and Disclosure Statement previously filed with the Bankruptcy Court on July 11, 2003. Financial projections for three going-forward businesses, including CrossCountry Energy Corp., are included in the Plan. Also, under the Plan, it is anticipated that, if CrossCountry Energy Corp. is not sold to a third party, as permitted by the Plan, shares of CrossCountry Energy Corp. would be distributed directly or indirectly to creditors of the Debtors. Enron reported that the Plan and Disclosure Statement are available at Enron's website located at http://www.enron.com/corp/pressroom/releases/2003/ene/091803rel.html.

            At this time, we are unable to predict the outcome of the Bankruptcy Court's ruling on Enron's motion or whether Enron's Plan will be approved.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NORTHERN BORDER PIPELINE COMPANY
                                      By: Northern Plains Natural Gas Company,
                                          Operator


                                      By:  Jerry L. Peters
                                          --------------------------------------
                                           Jerry L. Peters
                                           Vice President, Finance and Treasurer


Dated:  September 18, 2003



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